                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                       Contact: Bohn H. Crain
                                                     Chief Financial Officer
                                                     Stonepath Group
                                                     (215) 979-8370


                  STONEPATH GROUP REPORTS THIRD QUARTER RESULTS

                      DOUBLE-DIGIT REVENUE GROWTH CONTINUES

                        PREVIEWS EXPANSION PLANS FOR ASIA

________________________________________________________________________________

PHILADELPHIA, PA, November 11, 2003 - Stonepath Group (AMEX: STG), a global logistics services organization, today reported financial results for the three and nine months ended September 30, 2003.

For the third quarter of 2003, Stonepath reported revenues of $77.3 million, up from $43.9 million for the same prior year period, an increase of $33.4 million or 76.3%. Net income attributable to common stockholders was $2.1 million, or $0.07 per basic share and $0.05 per diluted share, and was negatively impacted by $429,000 of costs associated with the SEC review and delayed effectiveness of a registration statement issued in connection with a March 2003 private placement. This compares to net income attributable to common stockholders of $18.8 million, or $0.82 per basic share and $0.07 per diluted share for the same prior year period, which included a net non-cash benefit of $16.8 million associated with the restructuring of its Series C preferred stock after giving effect to $173,000 in preferred stock dividends.

For the nine months ended September 30, 2003, Stonepath reported revenues of $177.1 million, up from $89.6 million for the same prior year period, an increase of $87.5 million or 97.6%. Net income attributable to common stockholders was $2.2 million, or $0.08 per basic share and $0.06 per diluted share, and was negatively impacted by $1.5 million costs related to discontinued operations, a litigation settlement and the SEC review and review and delayed effectiveness of the registration statement. This compares to net income attributable to common stockholders of $16.1 million, or $0.74 per basic share and $0.04 per diluted share for the same prior year period, which included a net non-cash benefit of $15.0 million associated with the restructuring of the Series C preferred stock after giving effect to $1.95 million in preferred stock dividends.

According to the Company's Chief Financial Officer, Bohn Crain, "Our third quarter results for 2003 included amortization of customer intangibles arising from the Company's past acquisitions and other non-cash charges totaling $720,000. While we believe we are actually growing the value of our acquired customer relationships through our acquisition strategy, our GAAP based financial reporting will continue to include these types of non-cash charges which are likely to increase as we continue our acquisition strategy. As a result, we believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is a useful financial measure for investors because it eliminates the effect of these non-cash costs and provides an important metric of the economic reality of our business."

For the third quarter of 2003, EBITDA was $3.1 million, or $0.08 per diluted share, as compared to $2.7 million, or $0.10 per diluted share, for the same prior year period. Excluding the impact of the nonrecurring costs of $429,000, EBITDA was $3.5 million, or $0.09 per diluted share, an improvement of $792,000 compared to the same prior year period.

For the nine months ended September 30, 2003, EBITDA was $4.4 million, or $0.12 per diluted share, as compared to $2.6 million, or $0.09 per diluted share for the same prior year period. Excluding the impact of the nonrecurring costs of $1.5 million, EBITDA was $5.9 million, or $0.16 per diluted share, an improvement of $3.3 million and $0.07 per diluted share compared to the same prior year period.

Reconciliations of EBITDA amounts to the most directly comparable GAAP measures for the three and nine months ended September 30, 2003 are included in the financial information provided as part of this release.

"It remains a busy and productive time for Stonepath", said Dennis Pelino, the Company's Chief Executive Officer. "We continue to make good strides in delivering top-line growth as we build our network. Our 2003 revenue target of $210 million appears to be well within reach. In August we completed the G-Link transaction which was our first international acquisition giving us a presence in Singapore and Cambodia to complement our owned operations in Hong Kong. Most recently, we also announced our agreement to acquire a majority interest in Shaanxi Sunshine Express, a Shanghai, PRC-based logistics business which we expect will add $50.0 million in top-line revenues to the platform for 2004 and enable us to significantly expand the scope of our operations in the PRC, one of the largest logistics markets in the world. In mid-October we also raised another $13.0 million in a private placement which gives us the financial flexibility to continue to pursue our acquisition strategy. Our acquisition strategy, coupled with a focus on organic growth, technology, integration, cost control and EBITDA growth is working, creating value for our shareholders and our customers."

Pelino continued: "We remain on pace to deliver our projected $8.5 million in EBITDA for 2003. With the benefit of the deferred tax benefit we expect to recognize in the fourth quarter, we should exceed our prior net earnings guidance of $5.0 million. Overall, I remain very bullish on the direction of the Company. Having started from zero a little over two years ago, we should deliver well over $200 million in revenues in 2003 and continue to expand the footprint of our service delivery platform. As we continue on this growth curve we will undoubtedly experience growing pains from time to time as we execute our plan to become a $500 million global integrated logistics company by the end of 2006. The key, however, is to maintain our momentum as we realize the benefits of our integration, continue to build market share and serve the transportation and logistics needs of our many customers. We look forward to reporting our continued progress."

A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

                                                                                (amounts in millions)

         Net income                                                                     $5.0
         Interest expense/(income)                                                       0.5
         Income tax expense/(benefit)*                                                  (0.0)
         Depreciation and amortization                                                   3.0
                                                                                        ----

         EBITDA (Earnings before interest, taxes, depreciation and amortization)        $8.5

         * The Company maintains a valuation allowance to offset the net deferred tax assets associated with the tax losses generated prior to the Company's move into the logistics business. The Company expects to remove a portion of this valuation allowance in the fourth quarter which would result in the Company recording a non-cash tax benefit in the fourth quarter of 2003 and report a net income tax benefit for the full year. This net income tax benefit has not been reflected in the Company's full year guidance.

Investor Conference Call
------------------------
Stonepath Group will host a conference call for shareholders and the investing community on Wednesday, November 12, 2003 at 11:00am, EST to discuss the contents of the release. The call can be accessed by dialing (800) 344-0961 and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for two weeks after the teleconference by dialing (800) 642-1687 and using the following code: 3397844.

About Stonepath Group (AMEX:STG)
--------------------------------
Stonepath Group (www.stonepath.com) is a growing logistics services organization that integrates established logistics companies with innovative technologies. Stonepath offers a full-range of time-definite transportation and distribution solutions. For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at (212) 254-8280.

         This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "guidance," "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. While it is impossible to identify all of the factors that may cause our actual results, levels of activity, events, trends or plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with: (i) our ability to sustain an annual growth rate in revenues consistent with recent results, (ii) our ability to sustain our recent profitability by maintaining overall operating margins, (iii) possible charges that could arise as a consequence of the threatened bankruptcy of FAO, Inc, a customer serviced from the recently acquired operations of Regroup Express LLC,
(iv) our ability to identify, acquire, integrate and manage additional businesses in a manner which does not dilute our earnings per share; (v) our ability to obtain the capital necessary to make additional acquisitions, (vi) the uncertainty of future trading prices of our common stock and the impact such trading prices may have upon our ability to utilize our common stock to facilitate our acquisition strategy, (vii) the uncertain effect on the future trading price of our common stock associated with the dilution upon the conversion or exercise of outstanding convertible securities, (viii) our dependence on certain large customers, (ix) our dependence upon certain key personnel, (x) an unexpected adverse result in any legal proceeding, (xi) the scarcity and competition for the operating companies we need to acquire to implement our business strategy, (xii) competition in the freight forwarding, logistics and supply chain management industry, (xiii) the impact of current and future laws affecting the Company's operations, (xiv) adverse changes in general economic conditions as well as economic conditions affecting the specific industries and customers we serve, (xv) regional disruptions in transportation, and (xvi) other factors which are or may be identified from time to time in our Securities and Exchange Commission filings and other public announcements, including our most recent Annual Report on Form 10-K/A for the year ended December 31, 2002. With respect to our planned acquisition, although management is confident that this transaction will be completed on a timely basis, it remains in preliminary stages of completion, subject to the production of audited financial statements, completion of due diligence analysis, securing bank and other third party approvals, and the like. Thus, there can be no assurances that this transaction will be completed in the expected time frame, if at all. Furthermore, our estimates as to the financial results that may be realized after the completion of such acquisition has been developed based upon an analysis of unaudited internal financial statements produced by the target company. Upon the completion of audited financial statement for this company, we may be caused to adjust our forward-looking information, and such adjustments may be material. There can be no assurance that these and other factors will not affect the accuracy of such forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

                                      # # #

                                                STONEPATH
                                                GROUP, INC.
                                   Condensed Consolidated Balance Sheets



                                                                              September 30,    December 31, 2002
                                                                                   2003             Restated
                                                                              -------------       -------------
                                                                               (UNAUDITED)
                           Assets
Current assets:
   Cash and cash equivalents                                                  $   1,126,680       $   2,266,108
   Accounts receivable, net                                                      42,934,264          21,799,983
   Other current assets                                                           1,515,620           1,002,695
                                                                              -------------       -------------

               Total current assets                                              45,576,564          25,068,786

Goodwill and acquired intangibles, net                                           34,373,863          25,353,705
Furniture and equipment, net                                                      6,745,780           3,233,677
Other assets                                                                      1,775,943           1,509,347
                                                                              -------------       -------------

                                                                              $  88,472,150       $  55,165,515
                                                                              =============       =============



             Liabilities and Stockholders' Equity

Current liabilities:
   Line of credit - bank                                                      $  17,120,869       $           -
   Accounts payable                                                              17,154,318          12,873,703
   Accrued expenses                                                               4,864,416           2,981,375
   Earn-out payable                                                                       -           3,879,856
   Capital lease obligation, current portion                                        657,151                   -
                                                                              -------------       -------------

               Total current liabilities                                         39,796,754          19,734,934

Capital lease obligation, net of current portion                                  1,297,760                   -
                                                                              -------------       -------------

               Total liabilities                                                 41,094,514          19,734,934
                                                                              -------------       -------------

Minority interest in subsidiaries                                                   876,203                   -
                                                                              -------------       -------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.001 par value, 10,000,000 shares authorized;
      Series D, convertible, issued and outstanding: 325,125 and 360,745 shares at 2003 and 2002, respectively
      (Liquidation preference: $19,507,500)                                             325                 361
   Common stock, $.001 par value, 100,000,000 shares authorized;
       issued and outstanding: 29,989,628 and 23,453,414 shares at
       2003 and 2002, respectively                                                   29,990              23,453
   Additional paid-in capital                                                   205,030,753         196,235,064
   Accumulated deficit                                                         (158,514,653)       (160,711,891)
   Deferred compensation                                                            (44,982)           (116,406)
                                                                              -------------       -------------

               Total stockholders' equity                                        46,501,433          35,430,581
                                                                              -------------       -------------

                                                                              $  88,472,150       $  55,165,515
                                                                              =============       =============

                                                   STONEPATH GROUP, INC.
                                           Consolidated Statements of Operations
                                                        (UNAUDITED)

                                                    Three months ended September 30,       Nine months ended September 30,
                                                   ---------------------------------      ---------------------------------
                                                                           2002                                   2002
                                                        2003             Restated              2003             Restated
                                                   -------------       -------------      -------------       -------------
Total revenue                                      $  77,343,013       $  43,860,010      $ 177,115,389       $  89,615,173
Cost of transportation                                58,686,895          31,863,934        132,170,533          64,413,787
                                                   -------------       -------------      -------------       -------------

Net revenue                                           18,656,118          11,996,076         44,944,856          25,201,386

Personnel costs                                        9,143,082           5,595,409         22,709,180          12,715,352
Other selling, general
   and administrative costs                            5,816,699           3,755,204         16,177,892           9,941,518
Depreciation and amortization                            719,536             652,925          1,879,765           1,619,391
Litigation settlement and nonrecurring costs             428,837                   -          1,178,837                   -

                                                   -------------       -------------      -------------       -------------

Income from operations                                 2,547,964           1,992,538          2,999,182             925,125

Other income (expense), net                             (215,391)             78,943           (131,264)            187,667
                                                   -------------       -------------      -------------       -------------

Income from continuing operations
   before income taxes and minority interest           2,332,573           2,071,481          2,867,918           1,112,792
Income taxes                                             172,924              80,000            231,140              80,000
                                                   -------------       -------------      -------------       -------------
Income from continuing operations before
    minority interest                                  2,159,649           1,991,481          2,636,778           1,032,792
Minority interest                                         84,546                   -             84,546                   -
                                                   -------------       -------------      -------------       -------------

Income from continuing operations                      2,075,103           1,991,481          2,552,232           1,032,792

Loss from discontinued operations, net of tax                  -                   -           (354,991)                  -
                                                   -------------       -------------      -------------       -------------

Net income                                             2,075,103           1,991,481          2,197,241           1,032,792

Preferred stock dividends, net                                 -          16,800,036                  -          15,020,148
                                                   -------------       -------------      -------------       -------------

Net income attributable
   to common stockholders                          $   2,075,103       $  18,791,517      $   2,197,241       $  16,052,940
                                                   =============       =============      =============       =============

Basic earnings (loss) per common share -
   Continuing operations(1)                        $        0.07       $        0.82      $        0.09       $        0.74
   Discontinued operations                                     -                   -              (0.01)                  -
                                                   -------------       -------------      -------------       -------------

   Earnings per common share                       $        0.07       $        0.82      $        0.08       $        0.74
                                                   =============       =============      =============       =============

Diluted earnings (loss) per common share -
   Continuing operations(1)                        $        0.05       $        0.07      $        0.07       $        0.04
   Discontinued operations                                     -                   -              (0.01)                  -
                                                   -------------       -------------      -------------       -------------

   Earnings per common share                       $        0.05       $        0.07      $        0.06       $        0.04
                                                   =============       =============      =============       =============


Basic weighted average shares outstanding             29,435,484          23,044,277         27,553,913          21,727,030
                                                   =============       =============      =============       =============

Diluted weighted average shares and
   share equivalents outstanding                      39,918,712          28,374,323         36,788,338          28,704,801
                                                   =============       =============      =============       =============

(1) Includes effect of preferred stock dividends in 2002.

                              STONEPATH GROUP, INC.
                   Reconciliation of EBITDA to Net Income and
                     Net Cash Used in Operating Activities
                                   (UNAUDITED)

As used in this report, EBITDA means earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with accounting principles generally accepted in the United States of America.

The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities:

                                                                             Three months ended September 30,
                                                                           -----------------------------------
                                                                               2003                   2002
                                                                           ------------           ------------
EBITDA                                                                     $  3,078,754           $  2,715,318
Depreciation and amortization                                                  (719,536)              (652,925)
Interest expense, net of interest income                                       (111,191)                 9,088
Income taxes                                                                   (172,924)               (80,000)
                                                                           ------------           ------------

Net income                                                                 $  2,075,103           $  1,991,481
                                                                           ============           ============

Cash flow from operating activities:
Net income                                                                 $  2,075,103           $  1,991,481
Adjustments to reconcile net income to net
      cash used in operating activities:
      Depreciation and amortization                                             719,536                652,925
      Minority interest in income of subsidiaries                                84,546                      -
      Stock-based compensation                                                   23,808                 26,335
      Loss on disposal of furniture and equipment                                     -                    352

Changes in assets and liabilities, net of effect of acquisitions:
      Accounts receivable                                                   (12,985,715)            (2,566,880)
      Other assets                                                              735,083                (68,018)
      Accounts payable and accrued expenses                                   2,121,743               (508,899)
                                                                           ------------           ------------

             Net cash used in operating activities                         $ (7,225,896)          $   (472,704)
                                                                           ============           ============

                                                                             Nine months ended September 30,
                                                                           -----------------------------------
                                                                               2003                    2002
                                                                           ------------           ------------
EBITDA                                                                     $  4,403,891           $  2,649,836
Depreciation and amortization                                                (1,879,765)            (1,619,391)
Interest expense, net of interest income                                        (95,745)                82,347
Income taxes                                                                   (231,140)               (80,000)
                                                                           ------------           ------------

Net income                                                                 $  2,197,241           $  1,032,792
                                                                           ============           ============

Cash flow from operating activities:
Net income                                                                 $  2,197,241           $  1,032,792
Adjustments to reconcile net income to net
      cash used in operating activities:
      Depreciation and amortization                                           1,879,765              1,619,391
      Minority interest in income of subsidiaries                                84,546                      -
      Stock-based compensation                                                   71,424                 74,617
      Issuance of common stock in litigation settlement                         350,000                      -
      Issuance of common stock to vendor of former business                     128,000                      -
      Loss on disposal of furniture and equipment                                     -                  4,560

Changes in assets and liabilities, net of effect of acquisitions:
      Accounts receivable                                                   (17,297,406)            (4,282,515)
      Other assets                                                             (334,759)              (127,394)
      Accounts payable and accrued expenses                                   1,907,777             (2,471,152)
                                                                           ------------           ------------

             Net cash used in operating activities                         $(11,013,412)          $ (4,149,701)
                                                                           ============           ============